                                                                               .
                                                                               .
                                                                               .
EXHIBIT 21.1

                                                      STATE OF
SUBSIDIARY                                            INCORPORATION
----------                                            -------------
Advanced Technologies and Installation                Washington
Corporation
Airlan Telecom Services, L.P.                         Texas
Allteck Line Contractors (USA), Inc.                  Washington
Allteck Line Contractors, Inc.                        British Columbia
Arby Construction, Inc.                               Delaware
Austin Trencher, Inc.                                 Delaware
Bradford Brothers, Inc.                               North Carolina
CCLC, Inc.                                            Delaware
Coast to Coast, LLC                                   California
Communication Manpower, Inc.                          Florida
Conti Communications, Inc.                            Delaware
Croce Electric Company, Inc.                          Delaware
Crown Fiber Communications, Inc.                      Virginia
         Choice Optics Communications
         DeltaComm
         Fiber Technology
         Marlboro Cablevision
         World Fiber
Digco Utility Construction, L.P.                      Texas
Dillard Smith Construction Company                    Delaware
Driftwood Electrical Contractors, Inc.                Delaware
         Maddux Communications
Environmental Professional Associates, Limited        California
         Provco
Five Points Construction Co.                          Texas
Global Enercom Management, Inc.                       Delaware
Golden State Utility Co.                              Delaware
H.L. Chapman Pipeline Construction, Inc.              Delaware
         DB Utilities
Intermountain Electric, Inc.                          Colorado
         Grand Electric
Irby Construction Company                             Mississippi
Lindsey Electric, L.P.                                Texas
Manuel Bros., Inc.                                    Delaware
         Renaissance Construction
         Western Directional
Mears Canada Corp.                                    Nova Scotia
Mears Engineering, LLC                                Michigan
Mears Group, Inc.                                     Delaware
Mears Services, LLC                                   Michigan
Mears/CPG, LLC                                        Michigan

                                                   STATE OF
SUBSIDIARY                                         INCORPORATION
----------                                         -------------
Mears/HDD, LLC                                     Michigan
Mearsmex de R.L. de C.V.                           Mexico
Mejia Personnel Services, Inc.                     Texas
Metro Underground Services, Inc.                   Illinois
Mustang Line Contractors, Inc.                     Washington
Network Electric Company                           Delaware
North Houston Pole Line, L.P.                      Delaware
         North Houston Pole Line Corp.
North Pacific Construction Co., Inc.               Texas
North Sky Communications, Inc.                     Delaware
Northern Line Layers, LLC                          Delaware
Okay Construction Company, LLC                     Delaware
P.D.G. Electric Co.                                Florida
PAR Electrical Contractors, Inc.                   Missouri
         Harker & Harker
         Par Infrared Consultants
         Riggin & Diggin Line Construction
         Union Power Construction Company
Par Internacional, S. de R.L. de C.V.              Mexico
Parkside Site and Utility Company Corporation      Delaware
Parkside Utility Construction Corp.                Delaware
Potelco, Inc.                                      Washington
         Kingston Constructors
         Kingston Constructors DBA Talking Signs
           Services
         Kuenzi Construction
         NorAm Telecommunications
Professional Teleconcepts, Inc.                    Illinois
Professional Teleconcepts, Inc.                    New York
PWR Financial Company                              Delaware
PWR Network, LLC                                   Delaware
Q Resources, LLC                                   Delaware
QDE LLC                                            Delaware
QPC, Inc.                                          Delaware
QSI, Inc.                                          Delaware
Quanta Asset Management LLC                        Delaware
Quanta Associates, L.P.                            Texas
Quanta Delaware, Inc.                              Delaware
Quanta Government Services, Inc.                   Delaware
Quanta Government Solutions, Inc.                  Delaware
Quanta Holdings, Inc.                              Delaware
Quanta LIV Acquisition, Inc.                       Delaware
Quanta LIX Acquisition, Inc.                       Delaware
Quanta LVII Acquisition, Inc.                      Delaware
Quanta LVIII Acquisition, Inc.                     Delaware
Quanta LX Acquisition, Inc.                        Delaware
Quanta LXI Acquisition, Inc.                       Delaware
Quanta LXII Acquisition, Inc.                      Delaware
Quanta LXIII Acquisition, Inc.                     Delaware
Quanta LXIV Acquisition, Inc.                      Delaware
Quanta LXIX Acquisition, Inc.                      Delaware
Quanta LXV Acquisition, Inc.                       Delaware
Quanta LXVI Acquisition, Inc.                      Delaware

                                                STATE OF
SUBSIDIARY                                      INCORPORATION
----------                                      -------------
Quanta LXVII Acquisition, Inc.                  Delaware
Quanta LXVIII Acquisition, Inc.                 Delaware
Quanta LXX Acquisition, Inc.                    Delaware
Quanta LXXI Acquisition, Inc.                   Delaware
Quanta LXXII Acquisition, Inc.                  Delaware
Quanta LXXIII Acquisition, Inc.                 Delaware
Quanta Receivables, L.P.                        Delaware
Quanta Services Management Partnership, L.P.    Texas
Quanta Services of Canada Ltd.                  British Columbia
Quanta Utility Installation Co., Inc.           Delaware
R.A. Waffensmith & Co., Inc.                    Delaware
S.K.S. Pipeliners, LLC                          Delaware
Servicios Par Electric, S. de R.L. de C.V.      Mexico
Southeast Pipeline Construction, Inc.           Delaware
Southwestern Communications, Inc.               Delaware
    NetCom Management Group, Inc.
    TVS Systems
Spalj Construction Company                      Delaware
         Dot 05 Optical Communications
         Span-Con of Deerwood
         Tjader & Highstrom
         Wilson Roadbores
Sumter Utilities, Inc.                          Delaware
The Ryan Company, Inc.                          Massachusetts
 Eastern Communications
Tjader, L.L.C.                                  Delaware
TNS-VA, LLC                                     Delaware
Tom Allen Construction Company                  Delaware
Total Quality Management Services, LLC          Delaware
Trans Tech Acquisition, Inc.                    Texas
Trans Tech Electric, L.P.                       Texas
Trawick Construction Co.                        Florida
TTGP, Inc.                                      Delaware
TTLP, Inc.                                      Delaware
TTM, Inc.                                       North Carolina
TXLP, Inc.                                      Delaware
Underground Construction Co., Inc.              Delaware
VCI Telcom, Inc.                                Delaware
W.C. Communications, Inc.                       Delaware
W.H.O.M. Corporation                            California



                                       3